EXHIBIT 16
                      COMPUTATION OF PERFORMANCE QUOTATIONS
                               USLICO SERIES FUND


Average annual total return figures for the current one year period, five year period and ten year period (or life of fund if less than ten years) ending December 31, 1996, are calculated as follows:

                                  1/n
FORMULA: P(1+T) = ERV or T = ERV/P    - 1

WHERE:            P        = hypothetical initial investment of $1,000
                  T        = average annual total return
                  n        = number of years
                  ERV      = ending redeemable value of a hypothetical $1,000
                             payment made at the beginning of the period


                                                                                          ASSET
                                             COMMON                      BOND           ALLOCATION
                                            STOCK FUND                   FUND              FUND
                                            ----------                   ----              ----
ONE YEAR PERIOD:
ERV =                                       $ 1,229.00                 $ 1,027.00       $ 1,124.40
     n =                                          1                          1                1
     T =                                         22.90%                      2.70%           12.44%
     P =                                    $ 1,000.00                 $ 1,000.00       $ 1,000.00

FIVE YEAR PERIOD:
ERV =                                       $ 1,990.46                 $ 1,405.83       $ 1,680.51
      n =                                         5                          5                5
      T =                                        14.76%                      7.05%           10.94%
      P =                                   $ 1,000.00                 $ 1,000.00       $ 1,000.00

TEN YEAR PERIOD  (COMMON STOCK)
   OR SINCE INCEPTION (JULY 1, 1987) FOR THE BOND AND ASSET ALLOCATION FUNDS

    ERV =                                   $ 3,201.43                 $ 2,311.50       $ 2,510.10
      n =                                        10.0                        9.5              9.5
      T =                                        12.34%                      8.74%            9.64%
      P =                                   $ 1,000.00                 $ 1,000.00       $ 1,000.00


                                                                    EXHIBIT 16.1
                      COMPUTATION OF PERFORMANCE QUOTATIONS
                               USLICO SERIES FUND


Cumulative total return figures for the ten year period ending December 31, 1996 (Common Stock Fund) or since inception (July 1, 1987) for the Bond and Asset Allocation Funds are calculated as follows:

Formula: CTR =  ERV - P         *  100
               ------------
                 P

Where:            CTR = cumulative total return
                  ERV = ending  redeemable  value at the end of the  period of a hypothetical $1,000 payment made at the beginning of the period.
                    P = initial payment of $1,000


                                                                                        ASSET
                                            COMMON                    BOND            ALLOCATION
                                          STOCK FUND                  FUND               FUND
                                          ----------                  ----               ----
           P =                           $ 1,000.00                 $ 1,000.00       $ 1,000.00
         ERV =                           $ 3,201.43                 $ 2,311.50       $ 2,510.10
         CTR =                               220.14 %                   131.15%          151.01%



                      COMPUTATION OF PERFORMANCE QUOTATIONS
                               USLICO SERIES FUND


The 30 day SEC yield for the period ending December 31, 1996 is calculated as follows:
                    6
Formula: 2(((a-b)+1)  -1)
            -----
             cd

Where:  a        =       dividends and interest earned during the period
        b        =       expenses accrued for the period (net of reimbursements)
        c        =       the average daily number of shares outstanding during
                         the period that were entitled to receive dividends.
        d        =       the maximum offering price per share on the last day
                         of the period.


                                                                                   ASSET
                                     COMMON                        BOND          ALLOCATION
                                   STOCK FUND                      FUND              FUND
                                   ----------                      ----              ----
                 a        =       $      58,105.00           $    17,205.00   $     61,853.00
                 b        =       $      15,213.00           $     1,886.00   $      9,909.00
                 c        =           1,575,455.00               284,090.00      1,148,567.00
                 d        =       $          13.25                   $10.02            $11.85
         Sec Yield        =                   2.48%                    6.55%             4.62%

